UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 12, 2024 (December 10, 2024)

Altice USA, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State of Incorporation)

001-38126		38-3980194
(Commission File Number)		(IRS Employer Identification Number)

1 Court Square West
Long Island City,	New York	11101
(Address of principal executive offices)		(Zip Code)

(516) 803-2300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	ATUS	New York Stock Exchange

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 31, 2024, Colleen Schmidt, will resign as Executive Vice President, Human Resources of Altice USA, Inc. (the “Company”) and will commence service to the Company in an advisory role assisting with the transition of her responsibilities to a successor. Ms. Schmidt will remain employed by the Company as a Senior Advisor to the Chief Executive Officer until March 28, 2025 (“Separation Date”) pursuant to the terms of an agreement, dated December 10, 2024, between Ms. Schmidt and the Company (the “Transition Agreement”) described below.
Pursuant to the Transition Agreement, and through the Separation Date, Ms. Schmidt will continue to receive her current annual base salary; be eligible to receive her 2024 annual bonus (target 100% of base salary) based on actual business performance but without adjustment for personal performance; continue to vest in the incentive-based awards granted to her by the Company in accordance with the terms of such award; and remain eligible to participate in the Company’s benefit plans. Upon her separation of employment, subject to her compliance with restrictive covenants in favor of the Company and execution of a release of claims against the Company, Ms. Schmidt will be entitled to receive: $400,000, payable in installments over the 12-month period following separation of employment; three months of Company-subsidized COBRA coverage; and outplacement services.
The above description of the Transition Agreement is a summary and the full agreement (or form thereof) will be filed with the Company’s Annual Report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTICE USA, INC.

Dated: December 12, 2024	By:	/s/ Michael E. Olsen
Michael E. Olsen
General Counsel and Chief Corporate Responsibility Officer